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         EXHIBIT 11 -- STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

              (ALL AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                             YEAR ENDED
                                                           ----------------------------------------------
                                                           APRIL 1, 1995   APRIL 2, 1994   MARCH 27, 1993
                                                           -------------   -------------   --------------
PRIMARY EARNINGS PER SHARE:
  Average shares outstanding.............................       8,424           8,430           7,828
  Net effect of dilutive stock options -- based on the
     Treasury Stock method using average market price....           5              12             106
                                                           -------------   -------------      -------
  Total primary shares and equivalents...................       8,429           8,442           7,934
                                                           -------------   -------------      -------
  Income before cumulative effect of changes in
     accounting principles...............................     $ 8,573         $ 8,526          $9,828
                                                           -------------   -------------      -------
     Per primary share amount............................     $  1.02         $  1.01          $ 1.24
                                                            =========       =========      ===========
  Net income.............................................     $ 8,573         $10,467          $9,828
                                                           -------------   -------------      -------
     Per primary share amount............................     $  1.02         $  1.24          $ 1.24
                                                            =========       =========      ===========
FULLY DILUTED EARNINGS PER SHARE:
  Average shares outstanding.............................       8,424           8,430           7,828
  Net effect of dilutive stock options -- based on the
     Treasury Stock method using higher of average market
     or last price.......................................           6              12             106
  Assumed conversion of 7% convertible subordinated
     debentures..........................................       1,290           1,290              68
                                                           -------------   -------------      -------
  Total shares and equivalents...........................       9,720           9,732           8,002
                                                           -------------   -------------      -------
  Income before cumulative effect of changes in
     accounting principles...............................     $ 8,573         $ 8,526          $9,828
  Add 7% convertible subordinated debentures interest,
     net of tax benefit..................................         948             906              49
                                                           -------------   -------------      -------
          Total..........................................     $ 9,521         $ 9,432          $9,877
                                                           -------------   -------------      -------
               Per fully diluted share amount............     $  0.98         $  0.97          $ 1.23
                                                            =========       =========      ===========
Net income...............................................     $ 8,573         $10,467          $9,828
  Add 7% convertible subordinated debentures interest,
     net of tax benefit..................................         948             906              49
                                                           -------------   -------------      -------
     Total...............................................     $ 9,521         $11,373          $9,877
                                                           -------------   -------------      -------
          Per fully diluted share amount.................     $  0.98         $  1.17          $ 1.23
                                                            =========       =========      ===========
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